EAST COAST VENTURE CAPITAL, INC.


                                 1,250,000 Units


                           SELECTED DEALERS AGREEMENT



                                                           _______________, 1998



Dear Sirs:

         First Liberty Investment Group, Inc., the Representative (the "Representative") of the several Underwriters (the "Underwriters") named in the Prospectus dated ______________, 1998, has agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement referred to in the Prospectus, an aggregate of 1,250,000 units (the "Units") consisting of in the aggregate of 1,250,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 1,250,000 redeemable common stock purchase warrants (the "Warrants") of East Coast Venture Capital, Inc. (the "Company"), and up to 187,500 additional Units (the "Additional Securities"), pursuant to an option for the purpose of covering over-allotments (said 1,250,000 Units and the 1,250,000 shares of Common Stock and 1,250,000 Warrants included therein, plus any of said Additional Securities purchased upon exercise of the option, being herein collectively called the "Securities"). The Units and the terms upon which they are to be offered for sale by the Representative are more particularly described in the Prospectus.

         1. The Units are to be offered to the public by the Representative at a price of $4.10 per Unit (herein called the "Public Offering Price"), and in accordance with the terms of the offering set forth in the Prospectus.

         2. The Representative is offering, subject to the terms and conditions hereof, a portion of the Securities for sale to certain dealers which are members of the National Association of Securities Dealers, Inc. and agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and to foreign dealers or institutions ineligible for membership in said Association which agree (a) not to resell Securities (i) to purchasers located in, or to persons who are nationals of, the United States of America or (ii) when there is a public demand for the Securities to persons specified as those to whom members of said Association participating in a distribution may not sell; and (b) to comply, as though such foreign dealer or institution were a member of such Association, with Rules 2730 and 2750 of the NASD Conduct Rules (such dealers and institutions agreeing to purchase Common Stock and/or Warrants

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

hereunder being hereinafter referred to as "Selected Dealers") at the Public Offering Price less a selling concession of $.___ per Unit, payable as hereinafter provided. The Representative may be included among the Selected Dealers.

         3. The Representative shall act as your representative under this Agreement and shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the public offering of the Securities.

         4. If you desire to purchase any of the Units, your application should reach us promptly by telephone or facsimile at the office of the Representative, and we will use our best efforts to fill the same. We reserve the right to reject all subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The shares of Common Stock and the Warrants allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

         5. The privilege of purchasing the Units is extended to you by the Representative only if it may lawfully sell the Units to dealers in your state.

         6. Any of the Units purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of the offering set forth herein and in the Prospectus, subject to the securities laws of the various states. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sale of Securities other than as contained in the Prospectus.

         7. This Agreement will terminate when we shall have determined that the public offering of the Units has been completed and upon telephonic or facsimile notice to you of such termination, but, if not previously terminated, this Agreement will terminate at the close of business on the 20th full business day after the date hereof; provided, however, that we shall have the right to extend this Agreement for an additional period or periods not exceeding 20 full business days in the aggregate upon telephonic or facsimile notice to you. Promptly after the termination of this Agreement there shall become payable to you the selling concession on all Units which you shall have purchased hereunder and which shall not have been purchased or contracted for (including certificates issued upon transfer) by us, in the open market or otherwise (except pursuant to Section 10 hereof), during the terms of this Agreement for the account of the Representative.

         8. For the purpose of stabilizing the market in the Units, and the Common Stock and Warrants included therein, of the Company, we have been authorized to make purchases and sales thereof, in the open market or otherwise, and, in arranging for sale of the Units, to over-allot.


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

         9. You agree to advise us from time to time, upon request, prior to the termination of this Agreement, of the number of Units purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Units shall be needed to make delivery of the Units sold or over-allotted for the account of the Representative, you will, forthwith upon our request, grant to us, or such party as we determine for, our account the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price less the selling concession as we shall determine, such number of Units owned by you as shall have been specified in our request.

         10. On becoming a Selected Dealer and in offering and selling the Units, you agree to comply with all applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and the NASD's Conduct Rules.

         11. Upon application, you will be informed as to the jurisdictions in which we have been advised that the Securities have been qualified for sale under the respective securities or blue sky laws of such jurisdictions, but we assume no obligation or responsibility as to the right of any Selected Dealer to sell the Units in any jurisdiction or as to any sale therein.

         12. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

         13. It is expected that public advertisement of the Units will be made on the first day after the effective date of the Registration Statement. Twenty-four hours after such advertisement shall have appeared but not before, you will be free to advertise at your own expense, over your own name, subject to any restrictions of local laws, but your advertisement must conform in all respects to the requirements of the Securities Act of 1933, and we will not be under any obligation or liability in respect of your advertisement.

         14. No Selected Dealer is authorized to act as our agent or to make any representation as to the existence of an agency relationship otherwise to act on our behalf in offering or selling the Units to the public or otherwise.

         15. We shall not be under any liability for or in respect of the value, validity or form of the certificates for the Units, shares of Common Stock and Warrants, or delivery of the certificates for the Units, Common Stock or Warrants, or the performance by anyone of any agreement on his part, or the qualification of the Securities for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement. The foregoing provisions shall be deemed a waiver of any liability imposed under the Securities Act of 1933.

         16. Payment for the Units sold to you hereunder is to be made at the Public Offering Price, on or about ______________, 1998, or such later date as we may advise, by certified or official bank check payable to the order of First Liberty Investment Group, Inc., in current New York Clearing House funds at such place as we shall specify on one day's notice to you against delivery of certificates for the Units, Common Stock and Warrants.

         17.  Notice  to us  should be  addressed  to us at the  office of First
Liberty Investment Group, Inc., 80 Broad Street, New York, New York 10005. Notices to you shall be deemed to have been duly given if telefaxed or mailed to you at the address to which this letter is addressed.

         18. If you desire to purchase any of the Units, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith even though you have previously advised us thereof by telephone or facsimile.


Dated:                , 1998
      ----------------

                                          FIRST LIBERTY INVESTMENT
                                            GROUP, INC.



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:



Accepted and Agreed

as to           Units, this        day
     -----------           --------
of                , 1998.
  ----------------


By:
   ------------------------------------
   Name of Selected Dealer



By:
   ------------------------------------
   Name:
   Title:


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